Exhibit 10.9

AMENDMENT NO. 1

TO PACIFIC FINANCIAL CORPORATION

2000 STOCK INCENTIVE COMPENSATION PLAN

This AMENDMENT NO. 1 (the “Amendment”) to the PACIFIC FINANCIAL CORPORATION 2000 STOCK INCENTIVE COMPENSATION PLAN (the “Plan”) is adopted effective November 15, 2006, by the Board of Directors of Pacific Financial Corporation, a Washington corporation (the "Company").

1.        Pursuant to the provisions of Section 15.1 of the Plan, Section 13.1 of the Plan shall be deleted and replaced in its entirety with new language as follows:

In the event that, at any time or from time to time, a dividend paid in Common Stock or stock split (including a reverse stock split) occurs, (i) the maximum number and class of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be subject to Awards to any individual Participant or to a non-employee director as set forth in Section 4.2, and (iii) the number and class of securities subject to any outstanding Award and the price per share of such securities shall automatically be adjusted proportionately to reflect the effect of such dividend paid in Common Stock or stock split.

In the event that, at any time or from time to time, a combination or exchange of shares, merger, consolidation, recapitalization, spin off or other change in the Company's capital structure occurs resulting in (a) the outstanding shares, or any securities exchange therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, may make such equitable adjustments as it deems appropriate under the circumstances in (i) the maximum number and class of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be subject to Awards to any individual Participant or to a non-employee director as set forth in Section 4.2, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. Any determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding on the Company and all Participants.

2.           Except as amended hereby, all the terms and conditions of the Plan will remain in full force and effect.

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